UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2025

Mind Medicine (MindMed) Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-40360	98-1582438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center Suite 8500
New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 220-6633

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MNMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 18, 2025 (the “Effective Date”), Mind Medicine (MindMed) Inc. (the “Company”) and certain of its subsidiaries party thereto, as co-borrowers (together with the Company, the “Borrowers”), entered into the First Amendment (the “First Amendment”) to that certain Loan and Security Agreement, dated as of August 11, 2023, by and among the Borrowers, the lenders referred to therein (the “Lenders”), K2 HealthVentures LLC, as administrative agent and Canadian collateral agent for the Lenders, and Ankura Trust Company, LLC, as collateral trustee for the Lenders (the “Credit Agreement” and as amended by the First Amendment, the “Amended Credit Agreement”).

The First Amendment and the Amended Credit Agreement provide for, among other things: (i) an aggregate principal amount of term loans (the “Term Loans”) of up to $120.0 million, consisting of (A) a new Restatement First Tranche Term Loan (as defined in the Amended Credit Agreement) of $42.0 million, which was funded on the Effective Date, a portion of the proceeds of which was used on the Effective Date to refinance in full all term loans outstanding under the Credit Agreement, and to pay fees and expenses in connection with the First Amendment and the refinancing of the existing term loans, (B) subsequent tranches of Term Loans totaling up to $28.0 million, subject to the occurrence of certain time-based clinical and regulatory milestones and (C) an additional tranche of Term Loans of up to $50.0 million upon the Company’s request, subject to review by the Lenders of certain information from the Company and discretionary approval by the Lenders, (ii) to the extent any Term Loans other than the Restatement First Tranche Term Loans are made during the term of the Amended Credit Agreement, a minimum liquidity covenant, beginning on the earlier to occur of (x) July 1, 2026 (which may be extended to July 1, 2027 to the extent the Company has achieved certain fundraising milestones) and (y) the date on which certain clinical and regulatory milestones are not achieved, which covenant shall be waived in any period where the Company’s market capitalization exceeds $500 million, (iii) a decrease in the interest rate applicable to all Term Loans under the Amended Credit Agreement to the greater of (x) 10.25% and (y) the sum of (a) the Prime Rate as reported in The Wall Street Journal plus (b) 2.75% per annum, and (iv) a conversion right at the election of the Lenders at any time following the Effective Date and prior to the full repayment of the Term Loans to convert up to $7.0 million of the outstanding Term Loans into the Company’s common shares (the “Conversion Shares”), at conversion prices ranging from $4.01 per Conversion Share to $9.00 per Conversion Share. The Term Loans mature on April 1, 2029, provided that upon the occurrence of certain events the maturity date may be extended to October 1, 2029. The obligations of the Borrowers under the Amended Credit Agreement are secured by substantially all of the assets of the Borrowers, excluding intellectual property.

The conversion price for the Conversion Shares will be subject to adjustment upon the occurrence of certain events which include, but are not limited to, payment of dividends and distribution of common shares. The Amended Credit Agreement also provides the Lenders with certain piggyback registration rights with respect to the Conversion Shares.

The Amended Credit Agreement contains customary representations and warranties and affirmative and negative covenants for financings of this type, including covenants that limit or restrict the ability of the Borrowers or their subsidiaries to, among other things: dispose of assets; make changes to their business, management, ownership or business locations; merge or consolidate; incur additional indebtedness, encumbrances or liens; pay dividends or other distributions or repurchase equity; make investments; and enter into certain transactions with affiliates, in each case subject to certain enumerated exceptions.

The Amended Credit Agreement contains customary events of default for financings of this type, including pursuant to a change in control. Upon the occurrence and continuation of an event of default, all amounts due under the Amended Credit Agreement become (in the case of a bankruptcy event), or may become (in the case of all other events of default and at the option of the administrative agent), immediately due and payable.

Other than as described above, the proceeds of borrowings under the Amended Credit Agreement are expected to be used for working capital and other general corporate purposes and/or to further support commercial activities and/or business development opportunities. Once repaid, the Term Loans may not be reborrowed.

The foregoing description of the First Amendment and the Amended Credit Agreement is a summary, and is qualified in its entirety by reference to such document, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the Amended Credit Agreement is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above regarding the Conversion Shares is incorporated by reference into this Item 3.02. The issuance of shares of the Company’s common stock underlying the Conversion Shares will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D thereunder.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	First Amendment to Loan and Security Agreement, dated April 18, 2025, by and among Mind Medicine (MindMed) Inc., certain of its subsidiaries party thereto, K2 HealthVentures LLC and Ankura Trust Company, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIND MEDICINE (MINDMED) INC.

Date:	April 21, 2025	By:	/s/ Robert Barrow
			Name:	Robert Barrow
			Title:	Chief Executive Officer